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                                                                   Exhibit 10.33


                            MASTER TIMBER AGREEMENT

     THIS AGREEMENT, made as of this 15th day of June, 2000, between North American Timber Corporation, LRFP Timber, Inc., NPTC Timber, Inc., GNN Timber, Inc., NPI Timber, Inc., and GPW Timber, Inc., all of which are direct or indirect subsidiaries of Georgia-Pacific Corporation and are referred to hereinafter collectively as "NATC," and Georgia-Pacific Corporation - Georgia-Pacific Group (referred to hereinafter as "Procurement").

                                  WITNESSETH:
                                  ----------

     WHEREAS, Procurement and NATC wish to establish a new agreement to be effective January 1, 2001 providing for Procurement's semi-annual acquisition from NATC of cutting rights to standing timber located in the Basins described in Section 1.02 at negotiated prices.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, and intending to be legally bound, Procurement and NATC hereby agree as follows:

Section 1. Purchase of Standing Timber Under Cutting Contracts.
           ---------------------------------------------------

     1.01 Beginning January 1, 2001 and throughout the term of this Agreement, Procurement agrees to acquire from NATC and NATC agrees to grant to Procurement cutting rights to standing timber in the Basins. Accordingly, NATC will periodically offer timber and wood fiber located on specified tracts of forest land in the Basins to Procurement as provided herein, and Procurement will purchase from NATC standing timber pursuant to cutting contracts giving Procurement the right and obligation to cut timber and wood fiber on such tracts.

     1.02 This Agreement shall apply to purchases of standing timber and wood fiber by Procurement from those timberlands which as of the date of this Agreement are owned or leased (for the period of the current lease) by NATC located in Florida (excepting the West Florida portion of the Chattahoochee Forest), Southeast Georgia (Brunswick forest), Southeast Arkansas (Crossett north, Crossett south and Fordyce forests) and Mississippi (southwest Mississippi, central Mississippi and southeast Mississippi forests). Each of these regions is referred to in this Agreement as a "Basin" and collectively as the "Basins." This Agreement shall also apply to purchases of standing timber and wood fiber from the Ashdown, Coastal South Carolina, Piedmont and Wisconsin Forests to the extent provided in Section 1.10.
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     1.03  On April 1/st/ of 2001 and by April 1/st/ of each year thereafter during the term of this Agreement, NATC shall give Procurement a good faith estimate of the timber and wood fiber volumes by type of product (which must be within the range of the numbers for each Basin specified in Exhibit A hereto as "Minimum Annual Offer" and "Maximum Annual Offer") to be offered by NATC to Procurement in the following calendar year.

     1.04 On August 1, 2000 and on each August 1/st/ thereafter during the term of this Agreement, NATC will deliver to Procurement a list of tracts in the Basins for the following calendar year which it estimates to contain approximately the volumes of timber and wood fiber which equal the percentage of NATC's annual harvest set forth on Exhibit A as "NATC Percentage." The total volumes of such timber and wood fiber shall be within the range of the numbers for each Basis specified in Exhibit A hereto as "Minimum Annual Offer" and "Maximum Annual Offer." Each August 1/st/ is referred to below as an Offering Date. During the term of this Agreement the volume of timber (in tons) offered by NATC on each Offering Date for each Basin shall never be less than the greater of (i) the percentage of NATC's annual harvest specified as "NATC Percentage" on Exhibit A or (ii) the minimum volumes specified as the "Minimum Annual Offer" on Exhibit A, and shall never be greater than the "Maximum Annual Offer" specified on Exhibit A. Each offering in each Basin must be a representative cross section of the annual harvest by size, age, grade, species, harvest method (e.g., clear-cutting or thinnings) and tract accessibility in that Basin. The tracts and volumes NATC includes in its offer on the Offering Date are referred to below as the NATC Offer. Product specifications for timber inventories will be documented and mutually agreed annually (on or before a date thirty (30) days prior to the Offering Date) based on the then-prevailing market practices in the general Basin area for stumpage.

     1.05 On or before September 1, 2000, and on or before each September 1/st/ thereafter during the term of this Agreement, Procurement will divide the tracts included in the NATC Offer into two groups, each containing approximately half of the total volume covered by the NATC Offer, and such tracts will be cruised in accordance with the provisions of Section 1.06. One such group of tracts is referred to below as the "February Tracts" and the other as the "August Tracts."

     1.06  (a)   NATC and Procurement shall select mutually acceptable third parties to cruise the tracts selected by Procurement pursuant to
           Section 1.05. As promptly as possible after October 1/st/ of each year for the February Tracts (and April 1/st/ for the August Tracts), such third parties shall deliver to each of Procurement and NATC reports showing, for all tracts in each forest in each Basin, the amount of merchantable timber and wood fiber on such tracts as calculated by such third parties. In directing such third parties to make such cruises, NATC shall designate

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           and mark any and all SMZs (Streamside Management Zones) and other buffers located on each tract offered so that each such tract shall be cruised, marked, sold and harvested in accordance with state Best Management Plan harvest practices. Cruised inventories for each tract shall be grown for the period of time between the date of the cruise and the purchase date at a growth rate to be determined by such third parties. All expenses of such third parties for making such cruises shall be paid equally by Procurement and NATC.

           (b) Each of NATC and Procurement shall have the right to conduct spot cruises of any tract at its respective cost and expense. If after any such spot cruises are completed NATC and Procurement do not agree on the amount of merchantable timber and wood fiber contained on any tract (which may be more or less than the amount set forth in the third party cruises described above), then the determination of the quantity of such merchantable timber and wood fiber on any tract shall be established as provided in Sections 2.01 and 2.02 unless the parties mutually agree to delete such tract from the NATC Offer.

     1.07  (a)   Not later than fifteen (15) days after receipt by both parties of the results of each October 1 cruise specified in Section 1.06, Procurement shall select in writing to NATC from the February Tracts such number of tracts as shall, in the aggregate for each Basin, contain a volume of timber and wood fiber equal to not less than the percentage specified as "Procurement's Must Take" on Exhibit A, and may select tracts in each Basin having a volume of timber and wood fiber up to the percentage of the NATC Offer specified as "Procurement's Max Take" on Exhibit A. Procurement shall similarly select tracts from the August Tracts following the same process set forth in the preceding sentence not later than fifteen (15) days following completion of the cruises of the August Tracts. Procurement's selection of such tracts must be in roughly the same proportions of pulpwood and sawtimber, and of tracts to be clear-cut and tracts to be thinned, as such types of timber and tracts are included in the NATC Offer.

           (b) Not later than fifteen (15) days after Procurement makes the selection described in Section 1.07(a), Procurement and NATC shall exchange their proposed stumpage prices (with such back-up data and justification for such price as it may elect to include) for timber cutting contracts on each tract (or, at its option, on groups of tracts located in a particular forest in a Basin) which are to be clear-cut. Thereafter, the parties shall have a period of fifteen
           (15) days to negotiate a mutually acceptable stumpage price for a timber cutting contract on each such tract or tracts. In the event that Procurement and NATC do not reach agreement by the end of such fifteen (15) day period on such a price, each party shall stipulate in writing to each other, and to the arbitrator described in Section 2.02, the price at which it will buy or sell the volumes

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           of standing timber and wood fiber located on such tract or tracts unless the parties mutually agree to exclude such tract or tracts from the operation of Section 2.02. A failure in good faith of the parties to agree on the stumpage price to be paid under any timber cutting contract hereunder shall not constitute a breach of this Agreement entitling a party to exercise its termination rights under
           Section 4, or affect the parties' obligations to comply with all other terms and conditions of this Agreement

     1.08  (a)   In addition to the timber on tracts to be clear-cut, which shall be selected, cruised, and contracted and paid for as provided for in Sections 1.04 - 1.07 and 1.09, NATC may include in the NATC Offer tracts to be thinned but not clear-cut. Such tracts will also be offered to Procurement on August 1, 2000, and on each August 1st thereafter during the term of this Agreement. A schedule for the harvest of thinnings from such tracts (and delivery of wood from tracts to be logged by NATC) will be negotiated by NATC and Procurement by December 1 for the February Tracts and by June 1 for the August Tracts. Not later than February 1 or August 1, as the case may be, the parties will negotiate the price to be paid by Procurement to NATC for thinnings on each tract or groups of tracts so offered, subject to the same process provided for in Section 1.07(b). In the event the parties are unable to negotiate such prices by such dates, the price will be determined by an arbitrator as provided in Section 2.02.

           (b) NATC shall have the right to determine whether it, or Procurement, shall log tracts to be thinned. Tracts to be logged by Procurement will be sold on a stumpage basis, in each case pursuant to a cutting contract which shall be substantially in the form of Exhibit C attached hereto for payment as cut or when delivered. Procurement shall pay 100% of the negotiated price for each tract or group of tracts sold pursuant to any such cutting contract on the date each such cutting contract is executed. Tracts to be logged by NATC will be sold pursuant to a delivered wood agreement which shall be substantially in the form of Exhibit D attached hereto. Any such cutting contract shall provide that if the value of the thinnings from a tract or group of tracts is less than the amount advanced by Procurement, then NATC will provide additional thinnings to fulfill its obligations under such contract. Thinnings in excess of volumes covered by any cutting contract or delivered wood agreement will be paid for by Procurement on a pay-as-cut or pay-as-delivered basis.

           (c) If NATC should fail to harvest and deliver thinnings pursuant to this Section 1.08, or if Procurement shall fail to accept delivery from NATC of thinnings pursuant to executed contracts, and in any six-month period during the term of this Agreement such failure to harvest, deliver or accept, by either party, covers thinnings with a value greater than 10% of the value of the thinnings to be logged in that six-month period in each particular Basin, then the party so failing to harvest, deliver or accept, as the case may be, shall pay the other party, as liquidated monetary

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           damages, 50% of the value of the thinnings not so harvested, delivered or accepted which are in excess of such 10% threshold.

     1.09 Procurement and NATC shall be obligated to enter timber cutting contracts substantially in the form of Exhibit B, on January 1, 2001 (for the first of the February Tracts) and on each succeeding August 1/st/ for the August Tracts and February 1/st/ for the February Tracts during the term of this Agreement, for the timber and wood fiber located on each tract or tracts selected by Procurement as provided in Sections 1.07(a) which are designated for clear-cut harvests. The stumpage prices under such timber cutting contracts shall be the prices established pursuant to Section 1.07(b) and shall be paid in advance of cutting on January 1, 2001 and on each succeeding August 1/st/ and February 1/st/ during the term of this Agreement.

     1.10 In addition to the NATC Offer, in each year during the term of this Agreement NATC shall offer to Procurement for purchase volumes of timber (by species and general product) actually utilized by Georgia-Pacific Corporation facilities at Nekoosa and Port Edwards, Wisconsin; Idabell, Oklahoma; Russellville, South Carolina; and Madison, Monticello, Warm Springs and Warrenton, Georgia, in a minimum amount of not less than 50% of NATC's annual harvest volume of timber (by such species and general product) from the Wisconsin, Ashdown Coastal South Carolina, and Piedmont/Chattahoochee forests, respectively (the "Ancillary Forests"). NATC shall offer such volumes to Procurement for purchase from time to time during each year of this Agreement pursuant to timber deeds, cutting contracts or on other normal commercial terms, at market prices to be mutually agreed between the parties either through a bid auction or by a negotiated sale. NATC shall give Procurement not less than 14 days notice of its intent to sell such volumes (together with reasonably detailed information about the terms of each such sale). Unless the parties otherwise agree, no such notice may cover more than 20% of the volume of timber (by species and general product) to be offered from each of the Ancillary Forests during each year. NATC may allow third parties to bid on or negotiate for the purchase of such timber in any such sale, and in the event of such sale to a third party NATC shall have no further obligation to make the volume of timber sold in that sale available to Procurement for purchase in that year.

     1.11 In the event that at any time during the term of this Agreement NATC sells more than 20% (by acreage) of the timberlands subject to this Agreement owned by it in any Basin, at its option Procurement may require NATC to cause the purchaser of such timberlands to assume and agree to perform this Agreement to the extent of the annual harvest of timber and wood fiber sold from such timberlands pursuant to this Agreement in the preceding calendar year.

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     1.12  (a)   In the event that Georgia-Pacific Corporation sells any
           operating facility which, during either of the two calendar years immediately preceding such sale, secured more than 20% of its annual total consumption of timber and wood fiber from timber deeds purchased pursuant to this Agreement, then at NATC's option Procurement will be obligated to cause the purchaser of such operating facility to assume and agree to perform this Agreement at a volume level equal to average annual volume of timber and wood fiber purchased pursuant to this Agreement and delivered to such facility in the preceding two calendar years (or Procurement may perform such obligations on behalf of such purchaser).

           (b) In the event that Georgia-Pacific Corporation permanently closes any operating facility which, during either of the two calendar years immediately preceding such closure, received more than 10% of its annual total consumption of timber and wood fiber from timber deeds purchased pursuant to this Agreement, then the percentages of each species and type of timber and wood fiber offered to Procurement in the Basin(s) from which such timber and wood fiber was cut shall be reduced, for all remaining years during the term of this Agreement, by an amount equal to the average annual volume (in tons) of all timber and wood fiber sold by NATC to Procurement under this Agreement for delivery by Procurement to such closed facility during the preceding two calendar years.

     1.13 If the NATC Offer made to Procurement pursuant to Section 1.04 does not, in each year during the term of this Agreement, equal at least the amounts of pine pulpwood and pine sawtimber in each Basin set forth under the caption "Maximum Annual Offer" multiplied by the percentage for each such Basin shown as "Procurement's Max Take," (such product being referred to as the "Annual Take") on Exhibit A, then NATC will make available for purchase by Procurement in each such year additional quantities (the "Annual Option Volume") of pine pulpwood and pine sawtimber in each Basin which will equal (i) the volume (in tons) set forth under the heading "Target Availability to Procurement" less (ii) the amounts of such pine pulpwood and pine sawtimber, calculated for each such Basin, which are actually included in the Annual Take. NATC may offer the Annual Option Volume to Procurement from time to time during each year of this Agreement for sale pursuant to timber cutting contracts or on other normal commercial terms, at prices to be mutually agreed between the parties. NATC shall give Procurement not less than fourteen (14) days notice of its intent to sell such volumes (together with reasonably detailed information about the terms of each such sale). No such notice may cover more than 20% of the Annual Option Volume (by type of timber) to be sold in each Basin during each year. NATC may allow third parties to bid on or negotiate for the purchase of timber in any such sale, and in the event of such sale to a third party NATC shall have

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           no further obligation to make the volume of timber sold in that sale available to Procurement for purchase in that year.

                                       7
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Section 2. Dispute Resolution.
           ------------------

     2.01 The parties will attempt in good faith to resolve promptly any controversy or claim arising out of or relating to this Agreement by negotiations between representatives appointed by them with authority to settle the controversy or claim. If such controversy or claim should arise, such representatives ("Managers") will meet at least once and will attempt to resolve the matter. The Managers will make every effort to meet as soon as reasonably possible at a mutually agreed time and place.

     2.02  (a)   If any controversy or claim relating to either (a) the volumes of timber contained on any tracts selected pursuant to Section 1.05, or (b) the price to be paid by Procurement under a timber cutting contract covering, any particular tract or tracts selected by Procurement as provided in Sections 1.07 or 1.09, has not been resolved pursuant to Section 2.01 within fifteen (15) days of the date either party notifies the other of such controversy, then each party (if they have not already done so) shall within three (3) days submit to an arbitrator (selected as provided in Section 2.03) a single number representing its estimate of the volume of merchantable timber it believes is contained on any particular tract, or, if applicable, the dollar price at which it is willing to buy or sell the standing timber on such tract or tracts (which shall be identical to the final prices offered in writing by each of Procurement and NATC to each other as provided in Section 1.07), or both if applicable. Each party shall also provide the arbitrator (and the other party) information it considers appropriate with respect to the terms of the sale of timber deeds and cutting contracts entered into by each of them, or their suppliers or any other third party, in the Basin in which such tracts are located.

           (b) Within seven (7) days after receiving such submissions the arbitrator shall choose one or the other of the numbers submitted by the parties for the volume of merchantable timber on a specific tract or tracts, or one or another of the prices submitted by the parties that most closely represents the market price of the standing timber on a specific tract or tracts. Such arbitrator shall have no authority to select or propose to the parties any numbers for such volume or price, other than those submitted to the arbitrator at the start of the arbitration.

           (c) In choosing one of such volume or price numbers, the arbitrator shall consider the benefit to Procurement of the guaranteed supply of such timber to Georgia-Pacific's mills, and the benefit to NATC of Procurement being a guaranteed customer for such timber. The arbitrator may also consider any other information he or she considers reliable, including but not limited to information about the tract or tracts, the Basin involved, market prices for similar standing timber, the results of the cruises, the volumes, size, quality and accessibility of the timber and wood fiber located on such tract or tracts and the benefit to both parties of the

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           proximity of such tract or tracts to Georgia-Pacific's mills and other markets. If a party has failed to timely submit such volume or price data for any tract or tracts, the arbitrator shall select the other party's volume or price submission. The arbitrator's decision shall be final and binding upon both parties. All expenses charged by the arbitrator shall be borne equally by the parties. The failure of either party to abide by the arbitrator's decision under this section shall be deemed a material breach of this Agreement by such party.

     2.03 Promptly following the execution of this Agreement, the parties shall mutually agree on the designation of one arbitrator for each Basin to act pursuant to the provisions of Section 2.02. Each such arbitrator shall be independent and shall have no affiliation with either party or any affiliate of either party. The arbitrator shall be experienced in the forest products industry, familiar with the factors taken into account in pricing timber and wood fiber in such industry, and otherwise qualified to make the determinations required by Section
           2.02. In the event that the parties are unable to agree on such arbitrators, or in the event any arbitrator so selected shall die, resign, or be unable or unwilling to act as arbitrator, or in the event that either party notifies the other that it is unwilling to continue to have a previously designated arbitrator continue to act in such capacity, then a replacement arbitrator will be designated by mutual agreement of the parties, or if the parties are unable to so agree then by the American Arbitration Association in accordance with its established procedures.

     2.04 In the event of any controversy or claim arising between the parties other than those specified in Section 2.02, the parties shall follow the procedures of Section 2.01. If any such matter has not been resolved within thirty (30) days by the Managers, or if either party will not allow its Managers to meet with the other party, the parties will attempt in good faith to resolve the controversy or claim by mediation in accordance with the current model procedural rules of the CCR Institute for Dispute Resolution.

     2.05 If the matter has not been resolved pursuant to the aforesaid mediation procedure within thirty days of the commencement of such procedure, or if either party will not participate in a mediation, then either party may initiate litigation or otherwise pursue whatever remedies may be available to such party.

     2.06 All deadlines specified in this Section 2 may be extended by mutual written agreement.

     2.07 The procedures specified in this Section 2 shall be the sole and exclusive procedures for the resolution of disputes between the parties arising out of or relating to this Agreement; provided, however, that a party may seek a

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           preliminary injunction or other preliminary judicial relief if in its judgment such action is necessary to avoid irreparable damage.
           Despite such action the parties will continue to participate in good faith in the procedures specified in this section. All applicable statutes of limitation shall be tolled while the procedures specified in this section are pending. The parties will take such action, if any, required to effectuate such tolling.

Section 3. Remedies.
           --------

     3.01 In the event NATC fails for any reason other than Force Majeure to offer tracts to Procurement as provided in Section 1, then, in lieu of all remedies available to it except specific performance and termination for breach, Procurement may purchase replacement timber from any other source or sources, and NATC shall pay Procurement as liquidated monetary damages an amount equal to 15% of Procurement's costs of purchasing such replacement timber in a volume equal to that not so offered by NATC.

     3.02 In the event Procurement fails for any reason other than Force Majeure to purchase timber deeds from NATC as provided in Section 1.08, then, in lieu of all remedies available to it except specific performance and termination for breach, NATC shall have the right to sell timber deeds covering such tracts to any other buyer or buyers, and Procurement shall pay NATC as liquidated monetary damages an amount equal to 15% of the purchase price actually paid to NATC for such timber deeds by such other buyer or buyers.

     3.03 Each party understands and agrees that monetary damages may not be a sufficient remedy for its breach of this Agreement, and that the other party shall be entitled to injunctive relief and for specific performance as remedies for any such breach. Such remedies shall not, however, be deemed to be such other party's exclusive remedies for such breach of this Agreement, and shall be in addition to any other remedies provided herein or available at law.

Section 4. Term and Termination.
           ---------------------

     4.01 This Agreement shall remain in effect through December 31, 2010. If neither party has given written notice of its desire to terminate or renegotiate it by October 15, 2008, then it will automatically be extended through December 31, 2020, and thereafter will be extended for one additional year on each succeeding January 1/st/, until either party gives the other such written notice of termination or renegotiation by any October 15/th/ beginning October 15, 2020.

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      4.02  This policy may be amended, modified or terminated at any time by a written instrument signed by each of Procurement and NATC, or their successors or assigns as permitted by Section 5.03 of this Agreement.

      4.03  This Agreement may be terminated by either party:

            (a) following a material default or breach by the other party of any of its monetary obligations hereunder, written notice of such breach to the defaulting party, and the continued failure by the defaulting party to cure such breach in all material respects for a period of thirty (30) days, following which the non-defaulting party will have no further obligations hereunder; or

            (b) at any time following a material breach or default by the other party of any of its other obligations hereunder, written notice of such breach to the defaulting party, and the continued failure by the defaulting party to cure such breach in all material respects for a period of ninety (90) days, provided that if the breach is not reasonably susceptible of cure within ninety (90) days, such defaulting party shall have such additional time as is necessary as long as the defaulting party initiates cure within the ninety (90) day period and diligently pursues completion of the cure, following which the non-defaulting party shall have no further obligations hereunder.

            Termination shall not relieve a defaulting party of any liability to the non-defaulting party for breach of its obligations hereunder. The provisions of Sections 2 and 3 shall survive any termination of this Agreement.

Section 5. Miscellaneous.
           -------------

      5.01  Timber Cutting Contracts. The forms of timber cutting contracts
            ------------------------
            attached as Exhibits B (for clear-cut harvests) and C (for thinnings) to this Agreement shall be executed by Procurement and NATC for all timber offered and selected pursuant to the terms of this Agreement. The terms of such timber cutting contracts shall control the rights of the parties with respect to the cutting of timber and wood fiber located on such tracts, and all other matters covered by the terms of such agreements.

      5.02  Other Agreements.  This Agreement does not apply to sales of timber
            ----------------
            deeds, or of timber and wood fiber, by NATC to Procurement from any forest managed by NATC other than those now owned by NATC located in the Basins or the Ancillary Forests. The parties now have agreements dated July 29, 1999 with respect to timber to be sold from the Fordyce Forests to the Georgia-Pacific Corporation OSB mill near Fordyce, Arkansas, and the Oregon Supply Agreement dated July 1, 2000 with respect to wood to be sold to Procurement for Georgia-Pacific Corporation

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            mills located at Coos Bay, Philomoth and Toledo, Oregon, and may in
            the future enter into additional agreements with respect to sales of timber and wood fiber from the Basins, the Ancillary Forests or other forests.

      5.03  Assignment. Neither party may, or shall have the power to, assign
            ----------
            this Agreement, in whole or in part, without the prior written consent of the other, except that:

            (a) Procurement may assign its rights and obligations under this Agreement without the consent of NATC to any entity which acquires all or substantially all of the assets of Georgia-Pacific Corporation, or to any subsidiary or affiliate of Georgia-Pacific Corporation, or to a successor in a merger, consolidation or acquisition of Georgia-Pacific Corporation; and

            (b) NATC may assign its rights and obligations under this Agreement without the consent of Procurement to any entity which acquires, by merger, consolidation, acquisition or otherwise, NATC or any portion of the timberlands of NATC, subject to this Agreement, or to any subsidiary or affiliate of Georgia-Pacific Corporation or NATC;

            provided, however, that any permitted assignee pursuant to clauses
                      -------
            (a) or (b) above must assume all liabilities and obligations of NATC or Procurement, as the case may be, under this Agreement pursuant to an instrument in form and substance reasonably satisfactory to the other party. Procurement or NATC, as the case may be, shall cause any person that merges or consolidates with either of them, or that acquires all or substantially all of its assets, to assume its liabilities and obligations under this Agreement. No assignment or assumption pursuant to clauses (a) or (b) above shall in any way affect the liability of the party making such assignment under this Agreement, and in the event of any such assignment or assumption NATC or Procurement, as the case may be, shall remain fully liable for its liabilities and obligations under this Agreement. [NOTE:
            Need to be sure this provision fits with contemplated transaction.] Subject to the foregoing, this Agreement shall be binding on the parties hereto and their respective successors and permitted assignees.

      5.04  Force Majeure.  Neither Procurement nor NATC shall be liable to each
            -------------
            other for any delay in or failure of performance by one of them of its obligations hereunder that is caused by any event of Force Majeure. As used in this Agreement, Force Majeure means any cause, condition or event beyond a party's reasonable control which delays or prevents such party's performance of its obligations hereunder, including war, acts of government, acts of public enemy, riots, civil strife, lightning, fires, explosions, floods, power failures, other acts of God or nature, and other similar events or circumstances; provided, however, that adverse financial
                           --------  -------
          or market conditions in the forest products industry or generally, changes in market prices or demand for timber and wood fiber, or seasonal weather changes, shall not constitute an event of Force Majeure. If an event of Force Majeure results in a reduction but not a complete cessation of a party's production or operations, the party so affected shall use its best effort to meet its obligations hereunder to the extent commercially reasonable, and shall treat the other party no less favorably than it treats all of its other customers or suppliers during the period of such reduced production or operations.

    5.05  Consents, Approval and Future Agreement.  Except where expressly
          ---------------------------------------
          provided as being in the sole or absolute discretion of a party, where agreement, approval, acceptance, consent, or similar action by either party is required under this Agreement, such action shall be undertaken in good faith and shall not be unreasonably delayed or withheld. Where agreement, approval, acceptance, consent, or similar action by either party is required under this Agreement in a party's sole or absolute discretion, such action may be withheld for any or no reason. In any event, a party required to make any such decision hereunder will notify the other party of its decision promptly after a reasonable period to obtain and analyze facts. An approval or consent given by a party under this Agreement shall not relieve the other party from responsibility for complying with the requirements of this Agreement, nor shall it be construed as a waiver of any rights under this Agreement, except as and to the extent otherwise expressly provided in such approval or consent.

    5.06  Waiver of Default; Cumulative Remedies.
          --------------------------------------

          (a) A delay or omission by either party hereto to exercise any right or power under this Agreement shall not be construed to be a waiver thereof. A waiver by either party hereto of any of the covenants to be performed by the other, or of any breach thereof, shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained.

          (b) Except as provided in Sections 2 and 3 of this Agreement, all remedies provided for herein shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity or otherwise.

    5.07  Entire Agreement; Amendment.  This Agreement, including any Exhibits
          ---------------------------
          or Schedules referred to herein and attached hereto, each of which is incorporated herein for all purposes, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, whether written or oral, with respect to the subject matter contained in this Agreement. No amendment, change, waiver, or discharge of any provision of this Agreement shall be valid unless in writing and signed by an authorized representative of the party against which such change, waiver, or discharge is sought to be enforced.

    5.08  Governing Law.  This Agreement shall be governed by, and interpreted
          -------------
          in accordance with, the laws of the State of Georgia without giving effect to laws and procedures with respect to its choice of law questions generally.

    5.09  Notices.  All notices, requests, demands and determinations under this
          -------
          Agreement (other than routine operational communications) (collectively, "notices"), shall be in writing and marked "URGENT - DELIVER TO ADDRESSEE IMMEDIATELY." All notices shall be addressed as follows:

          In the case of Procurement:       In the case of NATC:

          John F. Rasor                     Donald L. Glass
          Executive Vice                    President
          President - Procurement           100 Peachtree Street, NE
          133 Peachtree Street, NE          Suite 2650
          Suite 5100                        Atlanta, GA 30303
          Atlanta, GA 30303


          With copies to:                   With copies to:

          James F. Kelley                   James F. Kelley
          Senior Vice President -           Senior Vice President -
          Law and General Counsel           Law and General Counsel
          133 Peachtree Street, NE          133 Peachtree Street, NE
          Suite 5100                        Suite 5100
          Atlanta, GA 30303                 Atlanta, GA 30303

          Douglas P. Roberto                Erwin D. Barger, Jr.
          Chief Counsel - Building Prod.    Chief Counsel - Timber Company
          133 Peachtree Street, NE          100 Peachtree Street, NE
          Suite 5100                        Suite 2650
          Atlanta, GA 30303                 Atlanta, GA 30303

          A party may from time to time change its address or designee for notification purposes by giving the other prior written notice of the new address or designee and the date upon which it will become effective.

    5.10  Counterparts.  This Agreement may be executed in several counterparts,
          ------------
          all of which taken together shall constitute one single agreement between the parties hereto.

    5.11  Severability.  In the event that any provision of this Agreement
          ------------
          conflicts with the law under which this Agreement is to be construed, or if any such provision is held invalid by an arbitrator or court with jurisdiction over the parties, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law. The remainder of this Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above.

                                Georgia-Pacific Corporation -
                                Georgia-Pacific Group ("Procurement")


                                By:
                                   ------------------------

                                North American Timber Corporation ("NATC")


                                By:
                                   ------------------------


                                LRFP Timber, Inc.


                                By:
                                   ------------------------


                                NPTC Timber, Inc.


                                By:
                                   ------------------------


                                GNN Timber, Inc.


                                By:
                                   ------------------------


                                NPI Timber, Inc.


                                By:
                                   ------------------------

                                GWP Timber, Inc.


                                By: ________________________

                                                                     Exhibit "A"


             Annual Offering Schedule (000s of tons)     2001-2010
             -----------------------------------------------------

========================================================================================================================
                                      SE Arkansas      Mississippi       Florida       SE Georgia    Total
NATC Percentage                                65%              60%           60%              60%
  Procurement's "Max Take"/(1)/               100%              85%           85%              80%
  Procurement's "Must Take"/(1)/               80%              65%           65%              60%

Minimum Annual Offer/(2)/
      Pine Pulpwood                           340              625           400              400      1,765
      Pine Sawtimber                          940              700           300              225      2,165

Maximum Annual Offer/(2)/
      Pine Pulpwood                           450              750           600              475      2,275
      Pine Sawtimber                        1,140              760           330              250      2,480



------------------------------------------------------------------------------------------------------------------------

"Target Availability to Procurement"
      Pine Pulpwood                           496              893           563              500      2,452
      Pine Sawtimber                        1,163              790           352              300      2,605
 Total                                      1,659            1,683           915              800      5,057
------------------------------------------------------------------------------------------------------------------------

     (1)  Percentages shown apply to the NATC Offer amounts.
     (2) Plus, in each case, 60% (65% in SE Arkansas) of the annual NATC harvest of hardwood stands in each Basin.

                                                                     Exhibit "B"


                            TIMBER CUTTING CONTRACT

     THIS TIMBER DEED (this "Agreement"), made this the _____ day of ______________, 2000, by and between North American Timber Corp., a Delaware corporation d/b/a THE TIMBER COMPANY ("SELLER"), and Georgia-Pacific Corporation
- Georgia-Pacific Group, a Georgia corporation ("PURCHASER").

     IN CONSIDERATION of the sum hereinafter set forth, SELLER grants to PURCHASER the timber described in Paragraph 1 below, located on SELLER's _________ Tract in ________ County, ________, containing approximately _____ acres, more or less, more particularly described on Exhibit "C" attached hereto (the "Property"), subject to the following terms and conditions:

1. Timber. The timber which forms the subject of this Agreement is {Enter All Vital Information Concerning the Timber Being Conveyed}, being more particularly shown on the map attached hereto as Exhibit "D" (the "Timber").

2. Volume. SELLER and PURCHASER acknowledge receipt of a copy of an estimate of the volumes of the Timber (the "Cruise") prepared in accordance with
     Section 1.06(a) of the Master Timber Agreement between the parties dated _________ (the "Master Timber Agreement"), and the Cruise is hereby incorporated in this Agreement by reference thereto. PURCHASER further acknowledges that it has, prior to entering this Agreement, been given appropriate access to the Property and has verified the data in the Cruise. The parties hereby agree that the timber volumes shown in the Cruise reflect the volumes of the Timber, insofar as the same may reasonably be determined by accepted methods in the industry, and further agree that the payment specified in Section 3 hereof is based upon such agreement.

3.   Purchase Price. The stumpage price for the Timber is the sum of (Enter
     Dollar Amount) Dollars ($    ) and shall be paid by PURCHASER upon the
     effective date of this Agreement; provided, however, such amount may be reduced and a portion refunded on account of loss as provided in Section 5 or in accordance with Section 24.

4. Term. PURCHASER shall have twelve (12) months from the date hereof to cut and remove the Timber; provided, however, this term shall be extended as provided in Sections 16(c) and 23(e) or if weather, ground conditions, or labor strike preclude completion of harvesting during the original term, the term shall be extended by a period of time equal to the number of days harvesting was not possible, except that in no case shall the term be extended fro more than six months. At the end of the term, PURCHASER shall have no further right to sever or remove the Timber.

5. Title and Risk of Loss. Title to and ownership of the Timber, including all risk of loss on account of fire, storm, disease, insects or other damage, shall remain in SELLER until the Timber is cut by PURCHASER. In the event of loss to the Timber before it is cut by PURCHASER, SELLER shall promptly refund to PURCHASER, unless such loss has been caused by PURCHASER or results from PURCHASER's negligence, the fair market value, as of the date of this Agreement, of the Timber so lost as determined under Section 23; and PURCHASER shall have on further right or obligation to harvest the Timber so lost, unless such damage or loss is caused by PURCHASER or results from PURCHASER's negligence; and SELLER shall have no obligation to contract with PURCHASER for cutting rights to other timber in lieu of that Timber so lost..

6. Disclaimer. SELLER makes no warranty nor representation as to the suitability, quality or quantity of Timber covered hereby, nor the logging conditions required to harvest the Timber. PURCHASER assumes all risk of overcut or undercut compared to the Cruise estimates of harvestable timber. PURCHASER acknowledges that it has inspected the Property and Timber and has satisfied itself as to such Timber and the condition of the Property, and PURCHASER is not relying on any representation of SELLER.

3.   Performance Deposit. PURCHASER agrees to pay the sum of $     as a deposit
     to insure the full performance of the covenants contained herein and PURCHASER's obligations hereunder. In case of default by PURCHASER, SELLER shall have the right to retain from the deposit an amount as will reasonably compensate SELLER for damages or expenses occasioned by PURCHASER's default. Upon satisfactory completion of PURCHASER's harvesting operations pursuant to the terms and conditions of this Agreement, SELLER will refund to PURCHASER any remaining portion of the deposit within thirty
     (30) days. PURCHASER understands that the performance deposit does not in any way limit the liability for breach of this Agreement by PURCHASER or for damages caused by PURCHASER, its officers, agents or employees.

8. BMPs. PURCHASER agrees that cutting, skidding, loading and hauling operations hereunder shall in all respects comply with the Best Management Practices (BMPs) adopted by the state in which the Timber is located and any additional requirements or specifications attached hereto as an additional exhibit.

9. Harvesting Operations and Practices. PURCHASER shall adhere to the following conditions in conducting its harvesting operations hereunder:

     a.   PURCHASER agrees to notify {Enter Name of TTC Designated Forester} two
          (2) days prior to commencing harvesting operations hereunder, when operations are suspended for a period of one week or more, and two (2) days prior to completion of operations.

     b. PURCHASER agrees to conduct operations in such a manner as to protect as far as possible the small timber, trees and seedlings. If any timber and trees other than those described herein are felled or excessively damaged by PURCHASER (as determined by SELLER), PURCHASER shall pay to SELLER the fair market value (as determined by SELLER), as liquidated damages for such timber or trees cut or damaged by PURCHASER. Any disputes regarding SELLER's determinations shall be resolved pursuant to Paragraph 22.

     c. PURCHASER agrees to cut all trees as close to the ground as practicable.

     d. PURCHASER agrees to exercise all possible precautions against forest fires, to notify SELLER and the appropriate authorities of any fires that may occur or threaten the Property, and to cooperate in the extinguishment of any such fires. In the event that any such fires are caused by PURCHASER, its agents, employees, or contractors, PURCHASER shall be liable for the all damages arising therefrom.

     e. PURCHASER shall use all reasonable care in its operations hereunder so as not to materially damage the Property by logging when the site is abnormally wet.

     f. All mobile equipment which is serviced on the Property must be serviced away from streams, ditches, or drainages. Oil or other potential contaminants that are being removed during the servicing process must be contained and disposed of properly.

     g. All refuse generated during operations on the Property, including, but not limited to, lunch or snack containers, paper, cans, oil cans, bottles, filters, tires, and discarded equipment, must be disposed of properly.

     h. PURCHASER shall repair all fences, roads or structures damaged by its logging operations and leave all roads, fire breaks, property lines, running streams, and drainage ditches clear of logs, timber, limbs, or debris, and if the repairs are not made or if the debris is not removed and cleared promptly after notice from SELLER, SELLER may undertake such repair or removal for PURCHASER's account, and PURCHASER shall be liable to SELLER for any expense incurred in repairing or removing same.

10. Access. PURCHASER shall have the non-exclusive right to use SELLER's private roads. New roads will not be constructed without prior written approval of SELLER as to location. Any new roads shall be constructed, maintained and left in a condition that meets State BMPs. All roads, skid trails and drains shall be maintained in good condition and kept open and passable, shall be waterbarred, and shall be left in as good condition and repair as now exists upon completion of logging. SELLER shall have no responsibility to obtain other rights-of-way across lands of other owners.

11. Warranty of Title. SELLER warrants specially the title to the Timber and agrees to defend said title against the lawful claims of all persons claiming by, through or under SELLER. SELLER's liability under such warranty shall be limited to the return of the purchase price, or proportionate part thereof in case of partial failure of title, without interest or penalty.

12. Compliance with Law. PURCHASER shall at all times comply with all applicable federal, state, and local laws, ordinances, rules and regulations in the performance hereof. PURCHASER agrees that PURCHASER and PURCHASER's employees, representatives and agents will comply with OSHA safety regulations by wearing proper safety equipment while on the Property. PURCHASER shall obtain all permits, public approvals or licenses necessary for the performance of this Agreement.

13. Indemnification. SELLER shall in no way be liable or responsible for any injury or damage done or occasioned by the actions or operations of PURCHASER or its subcontractors under this Agreement, and PURCHASER binds and obligates itself to pay and satisfy any and all claims arising on account of its operations hereunder, whether the same be injuries to its employees or other persons or damage to any type of property, including any negligence or fault, whether active or passive, on the part of SELLER which constitutes a concurring cause of injuries or damages sustained except when caused by the sole negligence of SELLER and PURCHASER agrees to and by these presents does indemnify and hold harmless SELLER on account of any such claims, liabilities, court costs, attorneys' fees and expenses incident thereto. As to any claim made by SELLER hereunder, PURCHASER expressly waives any insulation from liability or immunity from suit with respect to injuries to employees of PURCHASER which may be extended to PURCHASER under any applicable workers' compensation statute. In executing this Agreement, PURCHASER expressly agrees to the above indemnity provisions and states that PURCHASER intends to specifically bind itself to indemnify SELLER in every instance set forth above. For purposes of this paragraph, SELLER shall be defined to include SELLER, its subsidiaries, affiliates and related companies and their respective officers, directors, agents and employees. To the extent that any of the obligations imposed by this paragraph shall not be enforceable under applicable law it is the intent of the parties that the provisions of this paragraph shall be construed to impose only such obligations on PURCHASER and SELLER as shall be enforceable under applicable law.

14. Insurance. During the performance of this Agreement, PURCHASER shall maintain and keep in force, at its own expense, the following insurance coverages and minimum limits:

     a. Commercial General Liability Insurance, covering claims for bodily injury, death and property damage, including Comprehensive Form, Premises and Operations, Independent Contractors, Products and Completed Operations, Personal Injury, Contractual, and Broadform Property Damage liability coverages, with minimum limits of $500,000 for bodily injury, death and property damage each per occurrence and $1,000,000 general aggregate.

     b. Comprehensive Automobile Liability Insurance covering owned, non-owned, hired and other vehicles, with minimum limits of $500,000 for bodily injury, death and property damage each per occurrence.

     All such policies of insurance shall provide the same shall not be canceled nor the coverage modified nor the limits changed without first giving thirty (30) days' prior written notice thereof to SELLER. No such cancellation, modification or change shall affect PURCHASER 's obligation to maintain the insurance coverages required by this Agreement. SELLER shall be named as an Additional Insured on all such required policies. All liability insurance policies shall be written on an "occurrence" policy form and by insurance companies acceptable to SELLER. PURCHASER shall be responsible for payment of any and all deductibles from insured claims under its policies. The coverage afforded under any insurance policy obtained by PURCHASER pursuant to this Paragraph shall be primary coverage regardless of whether or not SELLER has similar coverage. PURCHASER shall not perform any work under this Agreement unless and until evidence of such insurance, including renewals thereof, has been delivered to and approved by SELLER. PURCHASER shall not self-insure any of the insurance coverages required by this Agreement without the prior written consent of SELLER. The minimum limits of coverage required by this Agreement may be satisfied by a combination of primary and excess or umbrella insurance policies. The maintenance of this insurance shall not in any way operate to limit the liability of PURCHASER to SELLER under this Agreement.

15. Default. Should PURCHASER default in the performance or observance of any of the terms and conditions hereunder, and such default not be remedied by PURCHASER within two (2) days after notice and demand for its remedy given by SELLER, SELLER shall have the right, at SELLER's option, to declare this Agreement and all of PURCHASER's rights hereunder forfeited to SELLER.

16.  Reserved Rights.

     a. SELLER reserves the right to enter the Property at any time for the purpose of inspecting logging operations, making or maintaining fire lines, or doing any other necessary forest management work, including the carrying out of other woods operations which do not interfere with PURCHASER's operations hereunder.

     b. SELLER reserves the right to stop or interrupt PURCHASER's operations hereunder when SELLER in its sole discretion deems significant site damage or forest fires will likely result from continued operations, provided that in the event such right is exercised, the term of this Agreement may be extended by the number of days that such stoppage or interruption continues upon PURCHASER's request in writing for such extension prior to the expiration date of this Agreement.

     c. SELLER reserves the right to make and execute any contracts with reference to all oil, gas and other minerals in, on and under any portion of the Property and the right to grant any and all reasonable and necessary rights of ingress and egress for the exploration, exploitation, production, transportation, removal or handling of such oil, gas and all other minerals or mineral products.

17. Alcoholic Beverages, Drugs, and Firearms. PURCHASER hereby acknowledges that SELLER has informed PURCHASER of its policies that being under the influence of, bringing in, possessing, providing, manufacturing, or other production of, buying, selling or using alcoholic beverages, unauthorized drugs or controlled substances on the Property, and the possession of firearms on the Property, are strictly prohibited. PURCHASER understands and agrees that PURCHASER, its officers, agents and employees will follow these policies during the term of this Agreement. PURCHASER further agrees to report to the proper law enforcement authorities or SELLER, either locally or anonymously to the G-P Hotline at 1-404-652-5400, any observed or suspected marijuana or other controlled substance growing or being manufactured on the Property.

18. Security. PURCHASER agrees to modify its record keeping, inventory control and/or asset security procedures to comply with any reasonable requests of SELLER concerning wood flow management. Such measures may include, but shall not be limited to, marking of trucks and trailers, marking severed timber and logs, maintaining daily truck logs and utilizing load tickets.

19. Priority. The rights granted PURCHASER hereunder shall be subject to any prior easement, servitude, right-of-way, lease, contract, deed, or other written instrument, affecting the Property, whether the same be recorded or otherwise, or any conditions or restrictions now of record or imposed by law.

20. Waiver. Any delay or failure by SELLER in the strict enforcement of the provisions of this Agreement with respect to any default by PURCHASER hereunder shall not constitute a waiver of SELLER's rights respecting such default or any other default hereunder.

21. Independent Purchaser. PURCHASER is an independent purchaser of timber. No relationship of employer-employee or master and servants is intended, nor shall it be construed to exist between PURCHASER and SELLER, nor between SELLER and any servant, agent, employee or supplier of PURCHASER. PURCHASER shall select and pay its own servants, agents, employees and suppliers, and neither PURCHASER nor its servants, agents, employees or suppliers shall be subject to any orders, supervision or control of SELLER.

22. Taxes. Unless otherwise agreed, PURCHASER agrees to pay all severance taxes upon Timber cut from the Property hereunder.

23. Dispute Resolution. In the event of any disputes, claims and other matters in question between SELLER and PURCHASER arising out of the terms and conditions of this Agreement and the performance of either party hereunder, SELLER and PURCHASER agree to resolve such matter in the following manner:

     a. The parties shall attempt in good faith to resolve such matter promptly by negotiation between senior executives who have authority to settle the controversy and who do not have direct responsibility for administration of this Agreement.

     b. The disputing party shall give the other party written notice of any dispute not resolved in the normal course of business. Within fifteen
          (15) days after receipt of the notice, the receiving party shall submit to the other a written response. The notice and response shall include (i) a statement of each party's position and a summary of the evidence and arguments supporting its position, and (ii) the name and title of the senior executive who will represent that party. The senior executives shall meet for negotiations at a mutually agreed time and place within thirty (30) days of the date of the disputing party's notice and thereafter as often as they reasonably deem necessary to exchange relevant information and to attempt to resolve the dispute. All reasonable requests for information made by one party to the other will be honored. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

     c. If the matter has not been resolved within sixty (60) days of the date of the disputing party's notice, or if the receiving party will not meet within thirty (30) days, then said matter will be settled by an arbitration board of three members, whose majority decision shall be final and binding upon the parties hereto. One member shall be selected by SELLER, one by PURCHASER, and the third member shall be selected by the first two. The selection of the arbitration panel shall be commenced not later than thirty (30) days after either party has requested arbitration and completed with due and reasonable diligence. Each party agrees to be fully responsible for payment of the member chosen by it and to be responsible for one-half ( 1/2) of the payments due to be rendered to the third member.

     d. All deadlines specified in this Paragraph may be extended by mutual agreement. The procedures specified in this Paragraph shall be the sole and exclusive procedures for the resolution of disputes between the parties arising out of or relating to this Agreement, but shall not prohibit either party from enforcing the rights and obligations contained in Paragraph 12, including filing suit in a court of competent jurisdiction.

     e. The period allowed herein for cutting and removal of Timber shall be extended automatically for the number of days required to complete the negotiation and/or arbitration of the dispute.

24. Damages and Refunds. In no event shall SELLER be liable to PURCHASER for any consequential, incidental, indirect or special damages arising out of this Agreement or any breach thereof, including but not limited to loss of use, lost profits or revenue, whether or not such loss or damage is based on contract, warranty, negligence or otherwise. If, upon termination of this Agreement, PURCHASER has failed to harvest all the Timber, the refund to PURCHASER on account of such uncut timber and the damages to SELLER on account of PURCHASER's failure to cut shall be computed as follows: first, SELLER shall credit to PURCHASER the amount of the original purchase price paid pursuant to Section 2 of this Agreement that is applicable to the uncut Timber; second, if the fair market value of the uncut timber on the date of termination of this Agreement is less than the amount of the original purchase price applicable to the uncut timber, PURCHASER shall credit such difference to SELLER: and, third, in order to compensate SELLER for the cost of remarketing the uncut Timber as well as all other consequential damages on account of PURCHASER's breach, PURCHASER shall credit to Grantor twelve and one-half percent (12.5%) of the amount of the original purchase price applicable to the uncut Timber. The amount of the original purchase price applicable to the uncut Timber shall be that portion of the purchase price specified in Section 2 of this Agreement applicable to the fair market value of the uncut Timber on the date of this Agreement. The parties that owes the other shall pay the other party promptly after determination and reconciliation of all credits provided in this paragraph. Any dispute over the fair market value of the uncut Timber shall be resolved through the arbitration procedure described in section
     2.02 of the Master Timber Agreement.

25. Notices. Any notice required or permitted to be given hereunder shall be deemed properly given on a date personally delivered by messenger service, overnight courier service or telecopy (facsimile) transmission, or three
     (3) days after same is deposited with the United States Postal Service by registered or certified mail, postage prepaid, return receipt requested, to the parties at the following address or telecopy/facsimile numbers:

     SELLER:   THE TIMBER COMPANY
               {Enter Group Office Address}
               {Enter City, State, Zip}
               ATTN: {Enter TTC Designated Forester}
               Telephone: {Enter Telephone Number}
               Telecopier: {Enter Telecopier Number}

     BUYER: Georgia-Pacific Corporation - Georgia-Pacific Group 133 Peachtree Street, NE
               Atlanta, GA   30303
               Telephone: {Enter Telephone Number}
               Telecopier: {Enter Telecopier Number}

26. Assignment. PURCHASER shall not assign this Agreement or any rights thereunder without the previous consent of SELLER in writing first obtained and only then subject to the conditions and restrictions contained herein. In the event of any such assignment, PURCHASER shall in no way be released from the performance of its obligations contained herein.

27. Entire Agreement. This instrument represents the entire agreement between the parties and any alterations thereof or amendments thereto shall be in writing and signed by all parties.

28.  Special Provisions.

          IN WITNESS WHEREOF, SELLER and PURCHASER have caused this Agreement to be duly executed by authorized representatives, in duplicate originals, on this the day and year first above written.


BUYER:                                     SELLER:

                                           North American Timber, Corp. d/b/a
                                           THE TIMBER COMPANY
_______________________________________

By:    ________________________________    By:    _____________________________
        Authorized Signature                       Authorized Signature

Name:  ________________________________    Name:  _____________________________
        Print Name                                 Print Name

Title: ________________________________    Title: _____________________________


FEIN / SSN: ___________________________    FEIN:  _____________________________


[Use appropriate witness blocks, acknowledgment or probate sections to comply with recording requirements of specific state.]

                                                                     Exhibit "C"


[LOGO OF THE TIMBER COMPANY]                                           [LOGO]


TIMBER SALE AGREEMENT
---------------------

                                (With Advance)

     THIS TIMBER SALE AGREEMENT (this "Agreement"), made this the _____ day of _________________, 20___, by and between North American Timber Corp., a Delaware corporation, d/b/a THE TIMBER COMPANY ("SELLER"), and

     _____________________
     _____________________
     _____________________
     ("PURCHASER").

     IN CONSIDERATION of the agreements on the part of the PURCHASER herein contained, SELLER grants to PURCHASER the right for the term hereof to cut and remove certain standing timber described in Paragraph 1 below, located on SELLER's __________ Tract in ____________ County, _________, containing approximately _______ acres, more or less, more particularly described on Exhibit "A" attached hereto (the "Property").

1. Timber. PURCHASER shall cut and remove from the Property {Enter All Vital Information Concerning the Timber Being Cut}, being more particularly shown on the map attached hereto as Exhibit "B" (the "Timber").

2.   Price and Payment.

     a. For Timber cut, removed, and sold to PURCHASER hereunder, PURCHASER shall pay SELLER on a per ton basis pursuant to the following price schedule:

                    ESTIMATED VOLUME      PRICE/TON EST. TOTAL VALUE

                  Pine       _____________     ____________
                             ____________
                 Hardwood   _____________      ___________   _______________

     b. The total consideration and purchase price of Timber sold hereunder shall be based upon the volumes of Timber cut and removed at the rates specified above. PURCHASER has paid SELLER the sum of _________________ DOLLARS ($_______) as an advance payment

         (100% of estimated total value) of consideration which shall be applied as payment for Timber subsequently cut hereunder at the specified rates. Upon exhaustion of credit for the advance payment, payment shall be made weekly for Timber cut and removed the preceding week. Provided PURCHASER is not in default hereunder, in the event the advance payment is not so exhausted, SELLER shall reimburse PURCHASER for the difference between the advance payment and the sum of the purchase price of the Timber cut and delivered hereunder plus any payments required under Paragraphs 8(b) and 8(c) hereunder; said payment to be made within thirty (30) days after notice from PURCHASER of said overpayment. The volumes of the Timber cut and removed will be determined by scalers at the place of delivery.

     c. PURCHASER shall remit each week to SELLER original scale tickets and a settlement summary (ticket level) showing the volume cut and removed during the preceding week. Payment shall be made to SELLER at the following address: The Timber Company __________________
         ____________________________.

3. Title and Risk of Loss. Title to the Timber sold hereunder and all risk of loss shall pass from SELLER to PURCHASER concurrently with the severance of the Timber from the stump.

4. Term. PURCHASER shall have 12 months from the date hereof to cut and remove the Timber. PURCHASER shall have the right to extend the period for cutting and removal of the Timber for an initial extension period of six (6) months provided that during the initial extension period the per unit prices set forth in Paragraph 2 (a) shall increased by five percent 5%. PURCHASER shall have the right to extend the period for cutting and removal of the Timber for a second extension period of six (6) months provided that during the second extension period the per unit prices set forth in Paragraph 2
     (a) (as adjusted for the initial extension) shall increased by an additional ten 10% percent. All Timber not cut and removed by PURCHASER at the expiration of said date (as extended) shall revert to and become the property of SELLER.

5. Disclaimer. SELLER makes no warranty nor representation as to the suitability, quality or quantity of Timber covered hereby, nor the logging conditions required to harvest said Timber. PURCHASER acknowledges that it has inspected the Property and Timber and has satisfied itself as to such Timber and the condition of the Property, and PURCHASER is not relying on any representation of SELLER.

6. Performance Deposit. PURCHASER agrees to pay the sum of $________________ as a deposit to insure the full performance of the covenants contained herein and PURCHASER's obligations hereunder. In case of default by PURCHASER, SELLER shall have the right to retain from the deposit an amount as will reasonably compensate SELLER for damages or expenses occasioned by PURCHASER's default. At SELLER's option, any payments required under Paragraphs 8(b) and (c) shall be deducted from the performance deposit. Upon satisfactory completion of PURCHASER's harvesting operations pursuant to the terms and conditions of this Agreement, SELLER will refund to PURCHASER any remaining portion of the deposit within thirty (30) days. PURCHASER understands that the performance deposit does not in any way limit the liability for breach of this Agreement by PURCHASER or for damages caused by PURCHASER, its officers, agents or employees.


7. BMPs. PURCHASER agrees that cutting, skidding, loading and hauling operations hereunder shall in all respects comply with the Best Management Practices (BMPs) adopted by the state in which the Timber is located and any additional requirements or specifications attached hereto as an additional exhibit.

8. Harvesting Operations and Practices. PURCHASER shall adhere to the following conditions in conducting its harvesting operations hereunder:

     a. PURCHASER agrees to notify {Enter Name and Phone Number of TTC Designated Forester} two (2) days prior to commencing harvesting operations hereunder, when operations are suspended for a period of one week or more, and two (2) days prior to completion of operations.

     b. PURCHASER agrees to conduct operations in such a manner as to protect as far as possible the small Timber, trees and seedlings. If any timber and trees other than those described herein are felled or excessively damaged by PURCHASER (as determined by SELLER), PURCHASER shall pay to SELLER the fair market value (as determined by SELLER), as liquidated damages for such timber or trees cut or damaged by PURCHASER. Any disputes regarding SELLER's determinations shall be resolved pursuant to Paragraph 24.

     c. PURCHASER agrees to cut and remove all designated Timber. If any designated Timber is not cut and removed by PURCHASER during the term of this Agreement, PURCHASER specifically agrees to pay as liquidated damages to SELLER ____% of the value of the uncut Timber remaining on the Property at the expiration of this Agreement. The volume and value of the remaining Timber shall be determined by SELLER. Any disputes regarding SELLER's determinations shall be resolved pursuant to Paragraph 24.

     d. PURCHASER agrees to cut all trees as close to the ground as practicable.

     e. PURCHASER agrees to exercise all possible precautions against forest fires, to notify SELLER of any, to notify SELLER and the appropriate authorities of any fires that may occur or threaten the Property, and to cooperate in the extinguishment of any such fires. In the event that any such fires are caused by PURCHASER, its agents, employees, or contractors, PURCHASER shall be liable for the all damages arising therefrom.

     f. PURCHASER shall use all reasonable care in its operations hereunder so as not to materially damage the Property by logging when the site is abnormally wet.

     g. All mobile equipment which is serviced on the Property must be serviced away from streams, ditches, or drainages. Oil or other potential contaminants that are being removed during the servicing process must be contained and disposed of properly.

     h. All refuse generated during operations on the Property, including, but not limited to, lunch or snack containers, paper, cans, oil cans, bottles, filters, tires, and discarded equipment, must be disposed of properly.

     i. PURCHASER shall repair all fences, roads or structures damaged by its logging operations and leave all roads, fire breaks, property lines, running streams, and drainage ditches clear of logs, timber, limbs, or debris, and if the repairs are not made or if the debris is not removed and cleared promptly after notice from SELLER, SELLER may undertake such repair or removal for PURCHASER's account, and PURCHASER shall be liable to SELLER for any expense incurred in repairing or removing same.

9. Access. PURCHASER shall have the non-exclusive right to use SELLER's private roads on the Property. New roads will not be constructed without prior written approval of SELLER as to location. Any new roads shall be constructed, maintained and left in a condition that meets State BMPs. All roads, skid trails and drains shall be maintained in good condition and kept open and passable, shall be waterbarred, and shall be left in as good condition and repair as now exists upon completion of logging. SELLER shall have no responsibility to obtain other rights-of-way across lands of other owners.

10. Warranty of Title. SELLER warrants specially the title to the Timber and agrees to defend said title against the lawful claims of all persons claiming by, through or under SELLER. SELLER's liability under such warranty shall be limited to the return of the purchase price, or proportionate part thereof in case of partial failure of title, without interest or penalty.

11. Endangered Species. In the event any threatened or endangered species are discovered on the Property during the course of operations allowed by this Agreement, or in the event PURCHASER learns that its activities might otherwise constitute a violation of the Endangered Species Act, PURCHASER shall immediately cease cutting operations and notify SELLER and any appropriate regulatory agency. In the case of such discovery of a threatened or endangered species, the volume of Timber which remains uncut for the protection of the threatened or endangered species shall be deleted and removed from this Agreement and the sums to be paid by PURCHASER shall be adjusted accordingly.

     12. Compliance with Law. PURCHASER shall at all times comply with all applicable federal, state, and local laws and regulations in the performance hereof. PURCHASER agrees that PURCHASER and PURCHASER's employees, representatives and agents will comply with OSHA safety regulations by wearing proper safety equipment while on the Property. PURCHASER shall obtain all permits, public approvals or licenses necessary for the performance of this Agreement.

     13. Timber Salvage. In the event that the quality or product composition of the Timber is altered through physical damage to the Timber due to reasons beyond the control of PURCHASER, including but not limited to fire, insects, or wind, PURCHASER upon notification by SELLER shall immediately attempt to salvage said damaged Timber if reasonably possible, and the purchase price thereof shall be adjusted by SELLER to reflect the salvage value of the Timber.

     14. Indemnification. SELLER shall in no way be liable or responsible for any injury or damage done or occasioned by the actions or operations of PURCHASER or its subcontractors under this Agreement, and PURCHASER binds and obligates itself to pay and satisfy any and all claims arising on account of its operations hereunder, whether the same be injuries to its employees or other persons or damage to any type of property, including any negligence or fault, whether active or passive, on the part of SELLER which constitutes a concurring cause of injuries or damages sustained except when caused by the sole negligence of SELLER and PURCHASER agrees to and by these presents does indemnify and hold harmless SELLER on account of any such claims, liabilities, court costs, attorneys' fees and expenses incident thereto. As to any claim made by SELLER hereunder, PURCHASER expressly waives any insulation from liability or immunity from suit with respect to injuries to employees of PURCHASER which may be extended to PURCHASER under any applicable workers' compensation statute. In executing this Agreement, PURCHASER expressly agrees to the above indemnity provisions and states that PURCHASER intends to specifically bind itself to indemnify SELLER in every instance set forth above. For purposes of this paragraph, SELLER shall be defined to include SELLER, its subsidiaries, affiliates and related companies and their respective officers, directors, agents and employees. To the extent that any of the obligations imposed by this paragraph shall not be enforceable under applicable law it is the intent of the parties that the provisions of this paragraph shall be construed to impose only such obligations on PURCHASER and SELLER as shall be enforceable under applicable law.

     15.  Insurance.

          a. During the performance of this Agreement, PURCHASER shall maintain and keep in force, at its own expense, the following insurance coverages and minimum limits:

               i) Commercial General Liability Insurance, covering claims for bodily injury, death and property damage, including Comprehensive

                    Form, Premises and Operations, Independent Contractors, Products and Completed Operations, Personal Injury, Contractual, and Broadform Property Damage liability coverages, with minimum limits of $500,000 for bodily injury, death and property damage each or per occurrence and $1,000,000 general aggregate.

               ii) Comprehensive Automobile Liability Insurance covering owned, non-owned, hired and other vehicles, with minimum limits of $500,000 for bodily injury, death and property damage per occurrence.

          b. All such policies of insurance shall provide the same shall not be canceled nor the coverage modified nor the limits changed without first giving thirty (30) days' prior written notice thereof to SELLER. No such cancellation, modification or change shall affect PURCHASER's obligation to maintain the insurance coverages required by this Agreement. SELLER shall be named as an Additional Insured on all such required policies. All liability insurance policies shall be written on an "occurrence" policy form and by insurance companies acceptable to SELLER. PURCHASER shall be responsible for payment of any and all deductibles from insured claims under its policies. The coverage afforded under any insurance policy obtained by PURCHASER pursuant to this Paragraph shall be primary coverage regardless of whether or not SELLER has similar coverage. PURCHASER shall not perform any work under this Agreement unless and until evidence of such insurance, including renewals thereof, has been delivered to and approved by SELLER. PURCHASER shall not self-insure any of the insurance coverages required by this Agreement without the prior written consent of SELLER. The minimum limits of coverage required by this Agreement may be satisfied by a combination of primary and excess or umbrella insurance policies. The maintenance of this insurance shall not in any way operate to limit the liability of PURCHASER to SELLER under this Agreement.

     16. Default. Should PURCHASER default in the performance or observance of any of the terms and conditions hereunder, and such default not be remedied by PURCHASER within two (2) days after notice and demand for its remedy given by SELLER, SELLER shall have the right, at SELLER's option, to declare this Agreement and all of PURCHASER's rights hereunder forfeited to SELLER.

     17.  Reserved Rights.

          a. SELLER reserves the right to enter the Property at any time for the purpose of inspecting logging operations, making or maintaining fire lines, or doing any other necessary forest management work, including the carrying out of other woods operations which do not interfere with PURCHASER's operations hereunder.

          b. SELLER reserves the right to stop or interrupt PURCHASER's operations hereunder when SELLER in its sole discretion deems significant site damage or forest fires will likely result from continued operations, provided that in the event such right is exercised, the term of this Agreement may be extended by the number of days that such stoppage or interruption continues upon PURCHASER's request in writing for such extension.

          c. SELLER reserves the right to make and execute any contracts with reference to all oil, gas and other minerals in, on and under any portion of the Property and the right to grant any and all reasonable and necessary rights of ingress and egress for the exploration, exploitation, production, transportation, removal or handling of such oil, gas and all other minerals or mineral products.

     18. Alcoholic Beverages, Drugs and Firearms. PURCHASER hereby acknowledges that SELLER has informed PURCHASER of its policies that being under the influence of, bringing in, possessing, providing, manufacturing, or other production of, buying, selling or using alcoholic beverages, unauthorized drugs or controlled substances on the Property, and the possession of firearms on the Property, are strictly prohibited. PURCHASER understands and agrees that PURCHASER, its officers, agents and employees will follow these policies during the term of this Agreement. PURCHASER further agrees to report to the proper law enforcement authorities or SELLER, either locally or anonymously to the G-P Hotline at 1-800-234-4321, any observed or suspected marijuana or other controlled substance growing or being manufactured on the Property.

     19. Security. PURCHASER agrees to modify its record keeping, inventory control and/or asset security procedures to comply with any reasonable requests of SELLER concerning wood flow management. Such measures may include, but shall not be limited to, marking of trucks and trailers, marking severed Timber and logs, maintaining daily truck logs and utilizing load tickets.

     20. Priority. The rights granted PURCHASER hereunder shall be subject to any prior easement, servitude, right-of-way, lease, contract, deed, or other written instrument, affecting the Property, or any conditions or restrictions now of record or imposed by law.

     21. Waiver. Any delay or failure by SELLER in the strict enforcement of the provisions of this Agreement with respect to any default by PURCHASER hereunder shall not constitute a waiver of SELLER's rights respecting such default or any other default hereunder.

     22. Independent Purchaser. PURCHASER is an independent purchaser of timber. No relationship of employer-employee or master and servants is intended, nor shall it be construed to exist between PURCHASER and SELLER, nor between SELLER and any servant, agent, employee or supplier of PURCHASER. PURCHASER shall select and pay its own servants, agents, employees and suppliers, and neither PURCHASER nor its servants, agents, employees or suppliers shall be subject to any orders, supervision or control of SELLER.

     23. Taxes. Unless otherwise agreed, PURCHASER agrees to pay all severance taxes upon Timber cut from the Property hereunder.

     24. Dispute Resolution. In the event of any disputes, claims and other matters in question between SELLER and PURCHASER arising out of the terms and conditions of this Agreement and the performance of either party hereunder, SELLER and PURCHASER agree to resolve such matter in the following manner:

          a. The parties shall attempt in good faith to resolve such matter promptly by negotiation between senior executives who have authority to settle the controversy and who do not have direct responsibility for administration of this Agreement.

          b. The disputing party shall give the other party written notice of any dispute not resolved in the normal course of business. Within fifteen (15) days after receipt of the notice, the receiving party shall submit to the other a written response. The notice and response shall include (a) a statement of each party's position and a summary of the evidence and arguments supporting its position, and (b) the name and title of the senior executive who will represent that party. The senior executives shall meet for negotiations at a mutually agreed time and place within thirty (30) days of the date of the disputing party's notice and thereafter as often as they reasonably deem necessary to exchange relevant information and to attempt to resolve the dispute. All reasonable requests for information made by one party to the other will be honored. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

          c. If the matter has not been resolved within sixty (60) days of the date of the disputing party's notice, or if the receiving party will not meet within thirty (30) days, then said matter will be settled by an arbitration board of three members, whose majority decision shall be final and binding upon the parties hereto. One member shall be selected by SELLER, one by PURCHASER, and the third member shall be selected by the first two. The selection of the arbitration panel shall be commenced not later than thirty
               (30) days after either party has requested arbitration and completed with due and reasonable diligence. Each party agrees to be fully responsible for payment of the member chosen by it and to be responsible for one-half (1/2) of the payments due to be rendered to the third member.

          d. All deadlines specified in this Paragraph may be extended by mutual agreement. The procedures specified in this Paragraph shall be the sole and exclusive procedures for the resolution of disputes between the parties arising out of or relating to this Agreement, but shall not prohibit either party from enforcing the rights and obligations contained in Paragraph 14, including filing suit in a court of competent jurisdiction.

          e. The period allowed herein for cutting and removal of Timber shall be extended automatically for the number of days required to complete the negotiation and/or arbitration of the dispute.

     25. Damages. In no event shall SELLER be liable to PURCHASER for any consequential, incidental, indirect or special damages arising out of this Agreement or any breach thereof, including but not limited to loss of use, lost profits or revenue, whether or not such loss or damage is based on contract, warranty, negligence or otherwise.

     26. Notices. Any notice required or permitted to be given hereunder shall be deemed properly given on a date personally delivered by messenger service, overnight courier service or telecopy (facsimile) transmission, or three (3) days after same is deposited with the United States Postal Service by registered or certified mail, postage prepaid, return receipt requested, to the parties at the following address or telecopy/facsimile numbers:

               SELLER:        NORTH AMERICAN TIMBER CORP.
                              d/b/a THE TIMBER COMPANY
                              {Enter Group Office Address}
                              {Enter City, State, Zip}
                              ATTN: {Enter TTC Designated Forester}
                              Telephone: {Enter Telephone Number}
                              Telecopier: {Enter Telecopier Number}

               PURCHASER:     {Enter PURCHASER's Name}
                              {Enter Street Address or PO Box}
                              {Enter City, State, Zip}
                              Telephone: {Enter Telephone Number}
                              Telecopier: {Enter Telecopier Number}

     27. Assignment. PURCHASER shall not assign this Agreement or any rights thereunder without the previous consent of SELLER in writing first obtained and only then subject to the conditions and restrictions contained herein. In the event of any such assignment, PURCHASER shall in no way be released from the performance of its obligations contained herein.

     28. Memorandum of Timber Sale Agreement. SELLER and PURCHASER hereby agree that this Agreement shall not be recorded; provided, however, that SELLER, upon PURCHASER's request, shall execute a Memorandum of Timber Sale Agreement substantially in the form of Exhibit "C" attached hereto. Any cost of recording said Memorandum of Timber Sale Agreement shall be paid by PURCHASER.

     29. Entire Agreement. This instrument represents the entire agreement between the parties and any alterations thereof or amendments thereto shall be in writing and signed by all parties.

     30.  Special Provisions.



          IN WITNESS WHEREOF, SELLER and PURCHASER have caused this Agreement to be duly executed by authorized representatives, in duplicate originals, on this the day and year first above written.


PURCHASER:                                     SELLER:

{PURCHASER Name}                               North American Timber Corp. d/b/a
                                               THE TIMBER COMPANY

By: _______________________________            By: _____________________________
     Authorized Signature                           Authorized Signature

Name: _____________________________            Name: ___________________________
       Print Name                                     Print Name

Title: ____________________________            Title: __________________________

FEIN / SSN: _______________________            FEIN: ___________________________

                                  EXHIBIT "C"


STATE OF ____________________                            RECORDING MEMORANDUM
COUNTY OF ___________________                            (TIMBER SALE AGREEMENT)

     A NOTICE, given this ______ day of __________________, 19____, by NORTH
AMERICAN TIMBER CORP., a Delaware corporation, of _________________________, ___________________ (hereinafter referred to as "Seller").

                              W I T N E S S E T H:

1. Seller has entered into a Timber Sale Agreement with ____________ of _______________ (hereinafter referred to as "Purchaser") dated
     _______________, 19____, whereby Seller granted Purchaser the exclusive right to the timber described therein and located upon certain lands situated in _______________ County, __________, containing approximately _________ acres, more or less, being more particularly described on Exhibit "A" attached hereto and made a part hereof for all purposes.

2. Said Timber Sale Agreement covers all _______________ now standing or lying on the above described premises.

3.   Said Timber Sale Agreement is for the period beginning
     ____________________, 19____ and ending ____________________, 19___.

4. It is the purpose of this Memorandum to give record notice of said Timber Sale Agreement.

5. All concerned parties may contact Seller at _________________ for more information regarding said Timber Sale Agreement.

     IN WITNESS WHEREOF, Seller has hereunto signed, sealed and delivered these presents as of the day and year first above written.

Signed, sealed and delivered NORTH AMERICAN TIMBER CORP. in the presence of:

_________________________
         By:_______________________________

_________________________            Its:
_______________________________

[Use appropriate witness blocks, acknowledgment or probate sections to comply with recording requirements of specific state.]

                                                                     Exhibit "D"

[LOGO OF THE TIMBER COMPANY]                                             [LOGO]


                           DELIVERED SALES AGREEMENT

Sales Order No. ___________________

This will confirm the understanding that has been reached by NORTH AMERICAN TIMBER CORP. (Seller) and {Buyer} (Buyer).

Buyer has agreed to purchase products from Seller to be delivered upon the following conditions. (the agreed upon pay rates and deal specifications are listed in the attached Exhibit A):

1.   Tract Name(s) / Number (if applicable):

2. Buyer shall scale or weigh all wood and/or logs arriving at its plant and furnish Seller with a copy of each scale ticket with weekly settlement.

3. Buyer shall pay Seller on a weekly basis for materials delivered the previous week unless otherwise noted. Settlement will be mailed weekly to the following address:

                          NORTH AMERICAN TIMBER CORP.
                                   {Address}
                               {City/State/Zip}

4.   Effective Date:          Expiration Date:        .

5.   [_]Buyer      [_]Seller agrees to pay severance tax (if applicable).

6. Seller shall not be liable to Buyer for special or incidental damages, lost profits, or revenues or consequential damages arising out of or in connection with this Agreement.

BUYER                                           SELLER


{Buyer Name}                                    NORTH AMERICAN TIMBER CORP.
-----------------------------------------

By: _____________________________________       By: ____________________________
     Authorized Signature                            Authorized Signature

Name: ___________________________________       Name: __________________________
       Print Name                                      Print Name

Title: __________________________________       Title: _________________________

                                                FEIN / SSN: ____________________

                                   Exhibit A

                                 Rate Schedule

--------------------------------------------------------------------------------
Destination    Species/Product/Form/     Pay     Pay   lbs/   Deal Specification
                       Grade           $/Unit    UOM   UOM   (Top, Butt, Wt/Log)
--------------------------------------------------------------------------------
                                                cord
--------------------------------------------------------------------------------
                                                cord
--------------------------------------------------------------------------------
                                                cord
--------------------------------------------------------------------------------
                                                cord
--------------------------------------------------------------------------------
                                                cord
--------------------------------------------------------------------------------
                                                cord
--------------------------------------------------------------------------------
                                                cord
--------------------------------------------------------------------------------
                                                cord
--------------------------------------------------------------------------------